T3 Motion, Inc. Receives Delisting Notice from NYSE MKT; Plans to Appeal

Costa Mesa, CA (October 30, 2012) www.t3motion.com - T3 Motion, Inc. (NYSE MKT:TTTM) (the “Company”), a producer of personal electric vehicles, announced today that the Company received a notice dated October 26, 2012, from the NYSE MKT (the “Exchange”) Staff indicating that the Company was not in compliance with the Exchange’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(iv) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligation as they mature. As a result, the Company’s securities are subject to being delisted from the Exchange pursuant to Section 1009 of the Company Guide.

As previously disclosed, T3 Motion, Inc. has been operating under a Plan of Compliance accepted by the Exchange on August 10, 2012 (the “Plan”), that originally allowed the Company until November 20, 2012 (the “Extension Date”) to regain compliance with the deficiencies noted above. During this period, the Company has been subject to periodic review by Exchange Staff, and was informed of the requirement to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Exchange by the end of the Extension Date. In the October 26, 2012, notice, however, the Company was informed of the Staff’s determination that the Company had not made progress consistent with the Plan and failed to present a reasonable basis to conclude that the Company could regain compliance with the Exchange’s listing standards. Accordingly, the Company’s securities are subject to immediate delisting proceedings.

T3 Motion, Inc. appreciates the time given to the Company to cure its deficiencies, and has informed NYSE MKT of its intention to pursue the right of appeal and request a hearing pursuant to Sections 1203 and 1009(d) of the Exchange’s Company Guide. There can be no assurance that the Company’s request for continued listing will be granted at this hearing. In the event the Company’s appeal is unsuccessful, the Company expects that its common stock will trade on OTC-BB following any official delisting from NYSE MKT.

After review of the available options, the Company’s board of directors concluded that current negotiations for investment capital would, if consummated quickly, provide sufficient capital to put T3 Motion, Inc. in compliance with the Exchange’s listing standards and allow T3 Motion, Inc. to retain its NYSE MKT listing. The marginal costs of the appeal and of continuing ongoing negotiations create a positive cost/benefit tradeoff. However, there can be no guarantee of finalizing a transaction or, if such a transaction is completed, of retaining the Exchange listing even if the Company improves its financial condition. In any scenario, T3 Motion, Inc. intends to remain as a fully reporting, current SEC filer with transparent accounting and proper corporate governance.

The Company will continue to update its stockholders on its progress, including, but not limited to, the status of its NYSE MKT listing. The Company’s trading symbol will bear the “BC” indicator until the Company is either delisted or regains compliance with the Exchange’s continued listing requirements.

About T3 Motion, Inc.

T3 Motion, Inc. (AMEX: TTTM) designs, markets and manufacturesthe T3 Series, an electric stand up vehicle. Headquartered in Orange County, California, T3 Motion, Inc. is dedicated to raising the bar on environmental standards and law enforcement and security capabilities in personal mobility technology. More than 3,000 T3 Series vehicles have been deployed in over 30 countries worldwide.For more information, visitwww.t3motion.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding T3 Motion’s business, which are not historical facts, are "forward-looking statements" that are not guarantees of future performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For additional information concerning these and other factors that may cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Registration Statement filed on Form S-1, as amended, and in the periodic reports the Company files from time to time with the Securities and Exchange Commission.

Company Contact Rod Keller T3 Motion, Inc. (714) 619-3600 investor@t3motion.com	Investor Relations Contact DJ Carney T3 Motion, Inc. (714) 619-3600 investor@t3motion.com